Exhibit 10.10

                              PEOPLES STATE BANK
                      INCENTIVE DEFERRED BONUS AGREEMENT

      THIS AGREEMENT is made by and between PEOPLES STATE BANK (the "Bank"), a Wisconsin state banking association with its principal place of business in Wausau, Wisconsin, and ______________ (the "Executive") and provides as follows:

                                 INTRODUCTION

      WHEREAS, the Bank desires to promote its growth and prosperity and the growth and prosperity of its banking centers through the leadership and management of the Executive and to provide deferred compensation as an incentive and reward for the Executive's contribution to the success of the Bank.

                                   AGREEMENT

      The Executive and the Bank agree as follows:

                                   ARTICLE
                                  DEFINITIONS

     1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

            1.1.1 "Addendum A" means the description form attached to this Agreement, which is updated by the Plan Administrator on an annual basis. If there is a conflict in any terms or provisions between the Addendum A and this Agreement, the terms and provisions of this Agreement shall prevail.

            1.1.2 "Annual Deferred Amount" means the annual deferred compensation amount calculated in accordance with Addendum A

            1.1.3 "Base Salary" means the Executive's current base salary, excluding any and all other compensation such as commissions, allowances, or any other non-annual payment or incentive bonus of either cash, deferred cash payments, or payments into or for any deferred compensation plan, including Code section 401(k) plans, and premium payments for life insurance under the terms of any other deferred compensation or benefit agreement.

            1.1.4 "Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 5.
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            1.1.5 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries, a form of which is attached hereto as Exhibit B.

            1.1.6 "Change of Control" means:

                  (a) a change in the ownership of the of the Bank or of PSB Holdings, Inc. (the "Holding Company") whereby a Person (defined below) acquires, directly or indirectly, ownership of a number of shares of capital stock of the Bank or of the Holding Company which, together with capital stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or of the combined voting power of the Bank's or of the Holding Company's outstanding capital stock; provided, however, that if a Person already owns more than fifty percent (50%) of the total fair market value or of the combined voting power of the Bank's or of the Holding Company's outstanding capital stock, the acquisition of additional capital stock by such Person is not considered a Change of Control of the Bank or of the Holding Company; provided further, that an increase in the percentage of stock owned by a Person as a result of a transaction in which the Bank or the Holding Company acquires its capital stock in exchange for property will be treated as an acquisition of capital stock for purposes of this Section 1.1.6(a); or

                  (b) a change in the effective control of the Bank or of the Holding Company, whereby either:

                        (i) a Person acquires (or has acquired during the preceding twelve (12) month period ending on the date of the most recent acquisition by such Person), directly or indirectly, ownership of a number of shares of capital stock of the Bank or of the Holding Company which constitutes thirty-five percent (35%) or more of the combined voting power of the Bank's or of the Holding Company's outstanding capital stock; provided, however, that if a Person already owns thirty-five percent (35%) or more of the combined voting power of the Bank's or of the Holding Company's outstanding capital stock, the acquisition of additional capital stock by such Person is not considered a Change of Control of the Bank or of the Holding Company; or

                        (ii) a majority of the persons who were members of the Board of Directors of the Holding Company as of the Effective Date are, within a twelve (12) month period, replaced by individuals whose appointment or election to the Holding Company's Board of Directors is not endorsed by a majority of the Holding Company's Board of Directors prior to the appointment or election; or

                  (c) a change in the ownership of the assets of the Bank or of the Holding Company, whereby a Person acquires (or has acquired during a twelve (12) month
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            period ending on the date of the most recent acquisition by such
            Person) assets of the Bank or of the Holding Company that have a total gross fair market value equal to or more than forty percent
           (40%) of the total gross fair market value of all of the assets of the Bank or of the Holding Company immediately prior to such acquisition or acquisitions; provided, however, that there is no

            Change of Control if assets are transferred to an entity that is controlled by the shareholders of the Bank of the Holding Company immediately after the transfer, nor is it a Change of Control if the Bank or Holding Company transfers assets to:

                        (i) a shareholder of the Bank or of the Holding Company (immediately before the asset transfer) in exchange for or with respect to the shareholder's capital stock in the Bank;

                        (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Bank or the Holding Company;

                        (iii) a Person that owns, directly or indirectly, fifty
                  percent (50%) or more of the total value or voting power of all the outstanding capital stock of the Bank or of the Holding Company; or

                        (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in paragraph (iii) of this
                  Section 1.1.6(c).

                  For purposes of this Section 1.1.6, a "Person" shall mean an individual, a corporation, or a group of persons acting in concert; provided, however, that persons will not be acting as a group solely because they purchase or own stock of a corporation at the same time or as a result of the same public offering. Persons will be considered acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with that corporation. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such Person is considered to be acting in a group with other shareholders of a corporation prior to the transaction giving rise to the Change of Control, and not with respect to the ownership interest in the other corporation. For purposes of this
            Section 1.1.6, "gross fair market value" means the value of the assets of the Bank or of the Holding Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

                        1.1.6.1 "Permitted Transfer" means that a Shareholder
                  may make the following transfers and such transfers shall be deemed not to be a Change of Control under Section 1.1.6:
                                       3
           (a) To any trust, company, or partnership created solely for the benefit of any Shareholder or any spouse of or any lineal descendent of any Shareholder;

           (b) To any individual or entity by bona fide gift;

           (c) To any spouse or former spouse of any Shareholder pursuant to the terms of a decree of divorce;

           (d) To any officer or employee of the Bank pursuant to any incentive stock option plan established by the Shareholder;

           (e) To any family member of any Shareholder;

           (f) After receipt of any necessary regulatory approvals, to any company or partnership, including but not limited to, a family limited partnership, a majority of the stock or interests of which company or partnership are owned by any of the Shareholder;

           (g) To any existing Shareholder as of the effective date of this Agreement; or

           (h) To any trust established and intended to qualify under section 401(a) of the Code.

            1.1.7 "Change of Control Benefit" means the benefit described in
      Section 3.5.

            1.1.8 "Code" means the Internal Revenue Code of 1986, as amended.

            1.1.9 "Constructively Terminates" or "Constructive Termination" means the Bank, without the prior written consent of the Executive:

                  (a) materially and adversely changes the Executive's duties, responsibilities and status with the Bank, or materially and adversely changes the Executives' reporting responsibilities, titles or offices, or removes the Executive from or fails to re-elect the Executive to, any of such positions, except in connection with the Executives' Termination for Cause or Disability, or as a result of the Executive's death;

                  (b) reduces the Executive's Base Salary as in effect on Effective Date of this Agreement or as the same may be increased from time to time, other than as part of a reduction applicable generally to all or substantially all of the Bank's executive employees, or when Base Salary is replaced by other compensation or benefits of equal or greater value;
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                  (c)   acts, or fails to act, in a manner that adversely
            affects the Executive's participation in, or materially reduces, in the aggregate, the Executive's benefits under, employee benefit and compensation plans, other than as part of a reduction applicable generally to all or substantially all of the Bank's executive employees, or when the Executive's benefits and/or Base Salary are replaced by other benefits or Base Salary of equal or greater value, or the Bank fails to provide the Executive with the number of paid vacation days to which the Executive is then entitled in accordance with the normal vacation policy in place on the Effective Date of this Agreement; or

                  (d)   requires the Executive to be based more than thirty
            (30) miles from where the Executive is based as of the Effective Date of this Agreement, except for required travel on Bank business to an extent substantially consistent with the Executive's business travel obligations, or, in the event the Executive consents to a proposed relocation, the Bank fails to pay (or reimburse the Executive) for all reasonable moving expenses (not to exceed twenty-five percent (25%) of the Executive's Base Salary) incurred by the Executive relating to a change of the Executive's principal residence in connection with such relocation and fails to indemnify the Executive against any loss of the fair market value of such residence, as determined by a real estate appraiser designated by the Executive and reasonably satisfactory to the Bank, realized on the sale of the Executive's principal residence in connection with any such change of residence.

            Notwithstanding the forgoing, no such event described herein shall constitute Constructive Termination unless the Executive has given written notice to the Bank specifying the event relied upon for such Constructive Termination within one (1) year after the occurrence of such event, and the Bank has been given thirty (30) days to cure, or cause to be cured, such event and has not done so within such thirty (30) days.

            1.1.10 "Deferral Account" means the bookkeeping account established pursuant to Article 2 of this Agreement.

            1.1.11 "Death Benefit" means the benefit described in Article 4.

            1.1.12 "Disability" means (i) the inability of the Executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of more than twelve (12) months, or (ii) the receipt of income replacement benefits for a period of more than three (3) months under a Bank-sponsored accident and health plan covering the Executive due to a medically determinable physical or mental impairment which is expected to result in death or is expected to last for a continuous period of more than twelve (12) months.

            1.1.13 "Disability Benefit" means the benefit described in Section 3.4.
                                       5
            1.1.14 "Effective Date" means February 1, 2005.

            1.1.15 "Interest" means the amount described in Section 2.1.2.

            1.1.16 "Involuntary Termination" means the Executive's Termination of Employment by the Bank, or the Bank's Constructive Termination of the Executive, before the Normal Annual Distribution Date, for reasons other than death, Disability or Termination for Cause.

            1.1.7 "Involuntary Termination Benefit" means the benefit described in Section 3.2.

            1.1.18 "Involuntary Termination Date" means the month, day and year in which Involuntary Termination occurs.

            1.1.19 "Normal Annual Distribution Benefit" means the benefit described in Section 3.1.

            1.1.20 "Normal Annual Distribution Date" means the month, day, and year which is four (4) years after the contribution of each Annual Deferred Amount into the Deferral Account, or the date the Executive attains age sixty-four (64), whichever is occurs earlier.

            1.1.21 "Plan Administrator" means the plan administrator described in Article 8.

            1.1.22 "Plan Year" means a twelve (12) month period commencing on January 1st and ending on December 31st of the year. The initial Plan Year shall commence on the Effective Date of this Agreement.

            1.1.23 "Return on Equity" or "ROE" means the Bank's Return on Equity calculated based upon the data provided in the Report and Condition of Income prepared for the Bank as of December 31st of the respective Plan Year by the FFIEC.

            1.1.24 "Shareholder" means the existing owners of all issued and outstanding stock of the Bank or Holding Company as of the Effective Date of this Agreement.

            1.1.25 "Specified Employee" means a "key employee," as that term is defined in section 416(i) of the Code.

            1.1.26 "Termination for Cause" has the meaning set forth in Article
      6.

            1.1.27"Termination of Employment" means that the Executive ceases to be employed by the Bank for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Bank.
                                       6
            1.1.28 "Voluntary Termination" means the Executive's Termination of Employment with the Bank before Normal Annual Distribution Date for reasons other than death or Disability.

            1.1.29 "Voluntary Termination Date" means the month, day and year Voluntary Termination occurs.

                                   ARTICLE
                 DEFERRAL ACCOUNT AND DEFERRAL OF COMPENSATION

      2.1 Establishing and Crediting. The Bank shall establish a Deferral Account on its books for the Executive, and shall credit to the Deferral Account the following amounts:

            2.1.1 Contribution of Deferred Compensation. At the end of each Plan Year, the Bank will determine the Annual Deferred Amount. The Bank shall make the contribution to the Deferral Account and report that contribution to the Executive in writing in substantially the form set forth in Exhibit A to this Agreement on the first day of the subsequent Plan Year.

            2.1.2 Interest. Until any benefit payment commences under Article 3 or Article 4 of this Agreement, as of the last day of each Plan Year, the Bank shall calculate interest on each Annual Deferred Amount in the Deferral Account determined as of the first day of the Plan Year at an annual rate equal to the annual ROE of the Bank for the Plan Year. The Bank shall credit the interest to the Annual Deferred Amounts in the Executive's Deferral Account on the first day of the subsequent Plan Year.

      2.2 Statement of Account. The Bank shall provide to the Executive, within one hundred twenty (120) days after the last day of each Plan Year of this Agreement, a statement setting forth the Deferral Account balance.

      2.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a funded trust of any kind. The Executive is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the Bank's promise to pay such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.

                                   ARTICLE
                           BENEFITS DURING LIFETIME

     3.1 Normal Annual Distribution Benefit. Upon attaining the Normal Annual Distribution Date, the Executive shall be entitled to the benefit described in this Section 3.1 in lieu of any other benefit under this Article.
                                       7
            3.1.1 Amount of Benefit. The benefit under this Section 3.1 is the portion Deferral Account balance which includes the Annual Deferred Amount with Interest, determined as of the Normal Annual Distribution Date.

            3.1.2 Payment of Benefit. The Bank shall pay the benefit in a lump-sum payment on the last day of February (the "Payment Date") following the Normal Annual Distribution Date, if and only if the Executive is employed with the Bank on the Payment Date.

     3.2 Involuntary Termination Benefit. Upon the Executive's Involuntary Termination Date, the Executive shall be entitled to the benefit described in this Section 3.2 in lieu of any other benefit under this Article.

            3.2.1 Amount of Benefit. The benefit under this Section 3.2 is one hundred percent (100%) of the Deferral Account, determined as of the Executive's Involuntary Termination Date.

            3.2.2 Payment of Benefit. The Bank shall pay the benefit determined under Section 3.2.1 in twenty-four (24) substantially equal monthly installments, beginning on the last day of the month following the month in which the Executive's Involuntary Termination Date occurs; provided, however, that if the Executive is a Specified Employee, payment of the benefit shall commence on the last day of the sixth (6th) month following the Executive's Involuntary Termination Date.

     3.3 Voluntary Termination Benefit. Upon the Executive's Voluntary Termination Date, the Executive shall forfeit all benefits provided under this Agreement.

     3.4 Disability Benefit. Upon the Executive's Termination of Employment due to Disability, the Executive shall be entitled to the benefit described in this Section 3.4 in lieu of any other benefit under this Article.

            3.4.1 Amount of Benefit. The benefit under this Section 3.4 is one hundred percent (100%) of the Deferral Account, as determined on the date of the Executive's Termination of Employment due to Disability.

            3.4.2 Payment of Benefit. The Bank shall pay the benefit determined under Section 3.4.1 to the Executive in a lump-sum within thirty (30) days following the Executive's certification of Disability.

      3.5. Change of Control Benefit. Upon a Change of Control, the Executive shall be entitled to the benefit described in this Section 3.5 in lieu of any other benefit under this Article.

            3.5.1 Amount of the Benefit.  The amount of the benefit under this
      Section 3.5 is one hundred percent (100%) of the Deferral Account, as determined on the date of the Change of Control.
                                       8
            3.5.2 Events Causing Payment of Benefit.  The benefit under this
      Section 3.5 shall only be paid if one of the following events occurs in conjunction with the Change of Control:

                  (a) as a condition of the Change of Control, the Agreement is terminated by the Bank on or before the date of the Change of Control;

                  (b) at any time following the date of the Change of Control, the Agreement is terminated; or

                  (c) following a Change of Control, the Executive incurs a Termination of Employment for any reason.

            3.5.3 Payment of Benefit. The Bank shall pay the benefit determined under Section 3.5 in a lump-sum payment within sixty (60) days after an event described in Section 3.5.2 occurs.

                                   ARTICLE 4
                                DEATH BENEFITS

      4.1 Death During Active Service. If the Executive dies while in the active service of the Bank, the Executive's Beneficiary shall be entitled to the benefit described in this Section 4.1 in lieu of the benefits under Article 3.

            4.1.1 Amount of Benefit. The benefit under Section 4.1 is one hundred percent (100%) of the Deferral Account, as determined on the date of the Executive's death.

            4.1.2 Payment of Benefit.  The Bank shall pay the amount stated in
      Section 4.1.1 to the Executive's designated Beneficiary in a lump-sum payment within thirty (30) days following the Executive's death. Payment shall be made in accordance with the attached Exhibit B, Beneficiary Designation Form, which shall be completed and filed by the Executive with the Bank. The attached Exhibit B, including the terms governing the

      Executive's designation of Beneficiary, is incorporated into this Agreement by reference.

      4.2 Death During Benefit Period. If the Executive dies after benefit payments have commenced under this Agreement, but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive's Beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

                                   ARTICLE 5
                                 BENEFICIARIES

      5.1 Beneficiary Designations. The Executive shall designate a Beneficiary by filing with the Bank a written designation of Beneficiary on a form substantially similar to the form attached as Exhibit B. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by
                                       9
the Bank during the Executive's lifetime. The Executive's Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive, or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid Beneficiary designation, all payments shall be made to the Executive's surviving spouse, if any, and if none, to the Executive's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Executive's estate.

      5.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

                                   ARTICLE 6
                              GENERAL LIMITATIONS

      6.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if the Bank terminates the Executive's employment for:

            (a) Conviction of, or a plea of nolo contendere by, Executive to a felony or to fraud, embezzlement or misappropriation of funds;

            (b) The commission of a fraudulent act or omission, breach of trust or fiduciary duty, or insider abuse with regard to the Bank, that has had a material adverse effect on the Bank;

            (c) Material violation by Executive of any applicable federal banking law or regulation that has had a material adverse effect on the Bank;

            (d) The willful failure by Executive, without communication to the Board of Directors before such act, to adhere to the Bank's written policies, which causes a material monetary injury or other material harm to the Bank;

      Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated by reason of violating Sections 6.1(b), (c), or (d) until Executive is notified in writing by the Bank (or its successor entity) of a determination of a violation of Sections 6.1(b), (c), or (d), specifying the particulars thereof in reasonably sufficient detail, and giving the Executive a reasonable opportunity (of not less than ten (10) days), together with his counsel, to explain to the Bank why there has been no violation of Sections 6.1(b), (c), or (d), followed by a finding by the Bank (i) that in the good faith opinion of the Bank (or its successor entity) the Executive had committed an act described in Sections 6.1(b), (c), or (d) above, (ii) specifying the particulars thereof in detail, and (iii) determining that such violation has not been corrected, or is not capable of correction. Nothing herein shall limit
                                       20
the right of the Executive or his Beneficiary to contest the validity or propriety of any such determination.

      6.2 Golden Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not be required to pay any benefit under this Agreement if, upon the advice of counsel, the Bank determines that the payment of such benefit would be prohibited by 12 C.F.R. Part 359 or any successor regulations regarding employee compensation promulgated by any regulatory agency having jurisdiction over the Bank or its affiliates or to the extent the benefit would be a non-deductible excess parachute payment under
Section 280G of the Code. To the extent possible, such benefit payment shall be proportionately reduced to allow payment within the fullest extent permissible under applicable law.

                                   ARTICLE 7
                          AMENDMENTS AND TERMINATION

   7.1. Amendments. This Agreement may be amended at any time by a written agreement to amend signed by the Bank and the Executive; provided, however, that no such amendment shall reduce any benefits to which the Executive is entitled under this Agreement.

   7.2. Termination. Subject to Section 7.3, the Bank may terminate this Agreement at any time prior to the Executive's Termination of Employment by written notice to the Executive; provided, however, that if the Bank terminates this Agreement, the Executive shall become one hundred percent (100%) vested in the Deferral Account balance, determined at the time the Agreement is terminated, such Deferral Account balance to be paid to the Executive in accordance with in a lump-sum payment on the first day of the month following the Executive's subsequent Termination of Employment from the Bank or by the Bank for any reason, other than Termination for Cause.

   7.3. Termination of the Agreement During Benefit Period. The Bank may not terminate this Agreement at any time after benefit payments have commenced under this Agreement but before all such payments have been made, unless the Bank and the Executive execute a written agreement allowing such termination.

                                   ARTICLE 8
                                 MISCELLANEOUS

   8.1. Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, administrators, and permitted transferees.

   8.2. No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.
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   8.3. Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner, except in accordance with Article 5 with respect to designation of Beneficiaries.

   8.4. Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

   8.5. Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of Wisconsin, except to the extent preempted by the laws of the United States of America.

   8.6. Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance by the Executive or attachment or garnishment by the Executive's creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim.

   8.7. Severability. Without limitation of any other section contained herein, in case any one or more provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any other respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement. In the event any one or more of the provisions found in the Agreement shall be held to be invalid, illegal or unenforceable by any governmental regulatory agency or court of competent jurisdiction, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been a part of this Agreement and such provision shall be deemed substituted by such other provisions as will most nearly accomplish the intent of the parties to the extent permitted by applicable law.

   8.8. Recovery of Estate Taxes. If the Executive's gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Agreement, and if the Executive's Beneficiary is other than the Executive's estate, the Executive's estate shall be entitled to recover from the Beneficiary receiving such benefit under the terms of this Agreement, an amount by which the total estate tax due by the Executive's estate exceeds the total estate tax which would have been due and payable if the value of the benefit created by this Agreement would not have been included in the Executive's gross estate. If there is more than one person receiving such benefit, the right of recovery shall be against each such person in a pro-rata amount according to their respective interests in the total amount of benefit created by this Agreement

   8.9. Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

   8.10. Plan Administrator. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

            (a)   Interpreting the provisions of the Agreement;
                                       12
            (b) Establishing and revising the method of accounting for the Agreement;

            (c)   Maintaining a record of benefit payments; and

            (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

   8.11. Named Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Bank shall be the named fiduciary and plan administrator under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

   8.12. Full Obligation. Notwithstanding any provision to the contrary, when the Bank has paid either the lifetime benefits or death benefits as appropriate under any section of the Agreement, the Bank has completed its obligation to the Executive.

                                   ********
                                       13
      IN WITNESS WHEREOF, duly authorized officers of the Bank and the Executive have signed this Agreement.

BANK:                                      EXECUTIVE:

BY: ____________________________           _____________________________

Its: ____________________________          Date: ________________________

Date: __________________________

                                   EXHIBIT A

                              PEOPLES STATE BANK
                      INCENTIVE DEFERRED BONUS AGREEMENT
                        GRANT OF DEFERRED COMPENSATION

      THIS GRANT (the "Grant") is made and entered into as of ______ day of ______________, 20____, by the Peoples State Bank, Wausau, Wisconsin (the "Bank"), pursuant to the Incentive Deferred Bonus Agreement between the Bank and ________________________ (the "Executive"), effective February ___, 2005
(the "Agreement").

      1. Annual Deferred Amount. The Bank hereby grants to the Executive's Deferral Account ______________________ Dollars ($___________) under the terms and subject to the conditions set forth herein and in the Agreement, which is incorporated by reference into this Grant. The Executive acknowledges receipt of a copy of the Agreement. Capitalized terms set forth herein shall have the same meaning provided in the Agreement, unless otherwise expressly stated herein.

      2. No Ownership Rights. The amount granted shall be credited to the Executive's Deferral Account pursuant to the terms set forth in the Agreement. Except as otherwise provided in the Agreement, this Grant does not convey to the Executive any current interest in the amount subject of this Grant or any prior Grant.

            PEOPLES STATE BANK:


            By: _________________________________________

            Title: ________________________________________

                                   EXHIBIT B

                              PEOPLES STATE BANK
                      INCENTIVE DEFERRED BONUS AGREEMENT

                         BENEFICIARY DESIGNATION FORM

I designate the following as Beneficiary of benefits under the Incentive Deferred Bonus Agreement with the Peoples State Bank and payable following my death:

PRIMARY:
            Name              Address                        Relationship

CONTINGENT:
            Name              Address                        Relationship

NOTE:   TO  NAME  A  TRUST  AS  BENEFICIARY,  PLEASE  PROVIDE  THE  NAME OF THE
       TRUSTEE(S) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

I understand that I may change these Beneficiary designations by delivering a new written designation to the Plan Administrator. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

NAME:  _______________________________

SIGNATURE:  _______________________________DATE: _______

SPOUSAL CONSENT (REQUIRED IF SPOUSE NOT NAMED BENEFICIARY):
I consent to the Beneficiary designations above, and acknowledge that if I am named Beneficiary and our marriage is subsequently dissolved, the designation naming me beneficiary will be automatically revoked.

SPOUSE NAME:  _______________________________

SIGNATURE:  _______________________________DATE: ______________


Received by the Plan Administrator this ________ day of ___________________, 20___.

By:  _________________________________

Title:  _________________________________

                                  ADDENDUM A
                              PEOPLES STATE BANK
                      INCENTIVE DEFERRED BONUS AGREEMENT
              ANNUAL PERFORMANCE ELEMENTS FOR PLAN YEAR _________


Executive's name: _______________________________

CALCULATION OF ANNUAL DEFERRED AMOUNT (WHICH SHALL BE STATED ON EXHIBIT A).

      The amount of the Executive's grant of the Annual Deferred Amount shall be based on the following four (4) specific factors:

      FACTOR ONE: The Bank must attain after-tax earnings of at least $_______________ adjusted for any expense or income as a result of the death of an employee of the Bank; or adjusted for any other adjustments that are outside normal bank operations beyond management's control and as determined by the board. If the Bank fails to maintain this target earnings level, no grant of an Annual Deferred Amount shall occur.

      FACTOR TWO:  The percentage set forth in I. below.

      FACTOR THREE: A weighted percentage of Factor Two, such weighted percentage calculated as follows: (a) the accomplishment of the combined departmental goals and the individual goals assigned to the Executive, expressed as a percentage, divided by (b) the combined maximum percentages assigned to the departmental goals and individual goals assigned to the Executive.

      FACTOR FOUR: The Individual Performance Elements, if any, assigned to the Executive for the Plan Year and as described in II. below.

      Therefore, the amount of your Annual Deferred Amount percentage assigned in I. below multiplied by weighted percentage of the level of attainment of the departmental and individual goals set forth for the Executive, determines the maximum amount that may be provided as your Grant. This amount is then multiplied by the combined percentage weight of attained Individual Performance Elements, if any, assigned in II. below. These combined factors then determine your final Incentive Deferred Bonus Grant percentage, which is multiplied by the Executive's Base Salary and set forth on Exhibit A for the Plan Year.

   I.

   *  PERCENTAGE OF BASE SALARY:__________ percent (___%).

                              PEOPLES STATE BANK
                      INCENTIVE DEFERRED BONUS AGREEMENT

   II.

   *  INDIVIDUAL PERFORMANCE ELEMENTS:















EXECUTIVE:

____________________________________       Date:


PEOPLES STATE BANK:

By: ____________________________________   Date:

Title: __________________________________
                                       18